UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT
                         (Amendment No. 2)

Pursuant to Section 13 or 15(d) of the Securities exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 1999



                 Commission file number: 0-27712
                 -------------------------------


            INTEGRATED PACKAGING ASSEMBLY CORPORATION
            -----------------------------------------
      (Exact name of registrant as specified in its charter)

             Delaware                                 77-0309372
 ------------------------------           ----------------------------------
(State or other jurisdiction of           I.R.S. Employer Identification No.
        incorporation)


          2221 Old Oakland Road
             San Jose, CA                                   95131-1402
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


                                 (408) 321-3600
                  ---------------------------------------------------
                  (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on November 15, 1999 to read as follows:

Item 7.  Financial Statements, Pro Forma Financial Statements, and Exhibits
         ------------------------------------------------------------------

   (a) Financial Statements of Business Acquired
       -----------------------------------------

       OSE, Inc. Financial Statements for the 3 month periods ending
          September 30, 1999.

          Balance Sheet as of September 30, 1999

          Statements of Income for the 3 month periods ending
             September 30, 1999 and September 30, 1998

          Statements of Cash Flows for the 3 month periods ending
             September 30, 1999 and September 30, 1998

          Notes to Financial Statements for the 3 month period ending
             September 30, 1999

       OSE, Inc. Financial Statements for the year ended June 30, 1999 with Auditor's Report

          Independent Auditor's Report for the year ended June 30, 1999

          Balance Sheet as of June 30, 1999

          Statement of Income for the year ended June 30, 1999

          Statement of Stockholders' Equity for the year ended
             June 30, 1999

          Statement of Cash Flows for the year ended June 30, 1998

          Notes to Financial Statements for the year ended June 30, 1999

       OSE, Inc. Financial Statements for the year ended June 30, 1998 with Auditor's Report

          Independent Auditor's Report for the year ended June 30, 1998

          Balance Sheet as of June 30, 1998

          Statement of Income for the year ended June 30, 1998

          Statement of Stockholders' Equity for the year ended
             June 30, 1998

          Statement of Cash Flows for the year ended June 30, 1998

          Notes to Financial Statements for the year ended June 30, 1998

   (b) Pro Forma Financial Information
       -------------------------------

       Introduction to Unaudited Pro Forma Financial Statements

       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of October 3, 1999

       Unaudited Pro Forma Condensed Combined Consolidated Statement of
          Operations for the year ended December 31, 1998

       Unaudited Pro Forma Condensed Combined Consolidated Statement of
          Operations for the nine months ended October 3, 1999

       Notes to Unaudited Pro Forma Condensed Combined Consolidated
          Financial Information

   (c) Exhibits
       --------

       Pursuant to Item 601 of Regulation S-K, the following exhibits are filed herewith:

       Exhibit
         No.       Description
       -------    -----------

         a. Agreement for Purchase and Sale of Common Stock of OSE, Inc. by and among the Registrant, OSE, Inc. and the shareholders of OSE, Inc. dated as of October 29, 1999. *

         b. Exclusive Sales Distributor Agreement between OSE, Inc. and Orient Semiconductor Electronics Limited dated as of October 29, 1999. *

                  *  Exhibit previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Integrated Packaging Assembly Corporation


Date: May 11, 2000            By: /s/ Patrick Verderico
                              --------------------------------------
                              Patrick Verderico
                              President, Chief Executive Officer and
                              Principal Financial Officer

                                  OSE, Inc.
                            Financial Statements
               For the 3 month period ended September 30, 1999

                            OSE, Inc.
                          Balance Sheet
                           (Unaudited)

                                                  September 30,
                                                      1999
                                                  -------------
ASSETS
  Current assets:
    Cash                                            $1,002,193
    Accounts receivable, net                        16,555,948
    Refundable income taxes                                  0
    Prepaid expenses                                    23,031
    Deferred tax assets                                 31,900
                                                  -------------
      Total current assets                          17,613,072

  Investments                                        4,206,719
  Property and equipment, at cost                      233,521
    Less accumulated depreciation                     (129,979)
                                                  -------------
                                                       103,542
  Other assets                                           9,933
                                                  -------------
                                                   $21,933,266
                                                  =============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                               $18,350,895
    Salaries and wages                                  80,811
    Pension contributions                              142,076
    Accrued income taxes                                19,891
    Current maturities of long term debt                 4,920
                                                  -------------
      Total current liabilities                     18,598,593
                                                  -------------
  Long term debt, net of current portion                     -
  Deferred income taxes                                179,900

  Shareholders' equity:
    Common stock, no par value; 1,000,000
      shares authorized, 85,000 shares
      issued and outstanding                           164,377
    Unrealized holding gain on investments             249,703
    Retained earnings                                2,740,693
                                                  -------------
                                                     3,154,773
                                                  -------------
                                                   $21,933,266
                                                  =============

See notes to financial statements

                               OSE, Inc.
                          Statements of Income
                              (Unaudited)

                                                 Three Months Ended
                                             ---------------------------
                                             September 30, September 30,
                                                 1999          1998
                                             ------------- -------------
Revenues                                       $1,269,322    $1,468,528
Cost of revenues                                  472,149       981,199
                                             ------------- -------------
  Gross profit (loss)                             797,173       487,329
                                             ------------- -------------
Operating expenses:
  Selling, general and administrative             568,396       375,923
                                             ------------- -------------
    Total operating expenses                      568,396       375,923
                                             ------------- -------------
    Income from operations                        228,777       111,406

Other income
  Net interest, dividends and other
    income (expense)                               11,419       (38,795)
                                             ------------- -------------
    Total other income (expense)                   11,419       (38,795)
                                             ------------- -------------
Income before income taxes                        240,196        72,611
Income taxes                                       93,442        28,600
                                             ------------- -------------
    Net income                                   $146,754       $44,011
                                             ============= =============

See notes to financial statements

                                 OSE, Inc.
                         Statements of Cash Flows

                                                    Three Months Ended
                                                ---------------------------
                                                September 30, September 30,
                                                    1999          1998
                                                ------------- -------------
Cash flows from Operating Activities:
  Net income                                        $146,754       $44,011
  Adjustments to reconcile net income to net
    Cash provided (used) by operating
      activities:
      Depreciation and amortization                    7,906         7,548
      Loss from partnership                                -        45,500
      Deferred tax assets and liabilities             44,200        10,700
      Changes in items effecting operations:
        Accounts receivable, net                  (8,055,373)     (982,393)
        Inventories                                        -       170,578
        Prepaid expenses and other assets            (14,565)       19,664
        Refundable income taxes                       12,227        17,900
        Accounts payable                           8,100,332       881,818
        Other accrued expenses                       (43,491)       79,396
                                                ------------- -------------
          Net cash provided in operating
            activities                               197,990       294,722
                                                ------------- -------------
Cash flows from investing activities:
  Purchases of equipment                             (28,993)       (6,156)
  Additional investments                            (100,000)            -
                                                ------------- -------------
    Net cash used in investing activities           (128,993)       (6,156)
                                                ------------- -------------
Cash flows from financing activities:
  Equipment lease payments                              (632)         (541)
                                                ------------- -------------
    Net cash provided by financing activities           (632)         (541)
                                                ------------- -------------
Net increase in cash                                  68,365       288,025
Cash at beginning of the period                      933,828       334,044
                                                ------------- -------------
Cash at end of the period                         $1,002,193      $622,069
                                                ============= =============
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
    Interest                                            $211          $516
                                                ============= =============
    Income taxes                                      $4,500           $ -
                                                ============= =============

See notes to financial statements

                                   OSE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              September 30, 1999


1.  Organization and summary of significant accounting policies
   -----------------------------------------------------------

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, they do not have the information and footnotes required by generally accepted accounting principals for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

   The financial statements should be read in conjunction with the audited financial statements for the year ended June 30, 1999 included in this Form 8-K/A.

   The results of operation for the three month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for any subsequent period.

   Organization
   ------------

   OSE, Inc. was incorporated in January, 1990. The Company is the North American sales, marketing and technical support organization for Orient Semiconductor Electronics, LTD, of Taiwan. Commissions are earned from the direct sales efforts in the "direct channel" for the semiconductor assembly and test service of Orient Semiconductor Electronics, LTD. of Taiwan. The customers are mainly US manufacturers of high-tech products such as video components, chip sets, graphics chips, logic components, etc.

   Cash
   ----

   Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents.

   Concentration of credit risk
   ----------------------------

   The Company at September 30, 1999 and periodically throughout the year has maintained balances in various operating and money market accounts in excess of federally insured limits.

   Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by placing deposits in credit worthy financial institutions. The Company's customer base is primarily in the high-technology industry and is affected by changes in that industry. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

   Investments
   -----------

   Equity securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

   Revenue
   -------

   Revenue is recognized when product is shipped to the customer.

   Management Estimates
   --------------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Depreciation and amortization
   -----------------------------

   Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are from three to ten years.

   Income taxes
   ------------

   Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

2.  Related party transactions
    --------------------------

   The Company is a sales and supporting entity for its shareholder, Orient Semiconductor Electronics, LTD. of Taiwan (OSET). The major source of income of the Company is the commission income it earns based on the respective sales it makes for OSET.

   While the Company is responsible for the collection of accounts receivable, it has obtained certain guarantees from OSET for the risk of bad debt. It normally makes payments to OSET for the accounts payable after the collection of respective accounts receivable. Periodically, upon the request, the Company also purchases certain materials and components for OSET, and then sells these items to OSET at minimal profit.

3. Subsequent Event
   ----------------

   On October 29, 1999, Integrated Packaging Assembly Corporation (IPAC), a Delaware corporation, acquired all of the outstanding common stock of the Company with purchase price to be paid in shares of Integrated Packaging Assembly Corporation common stock. Immediately prior to the acquisition, the Company distributed certain assets with fair market value aggregated to approximately $4,209,000 to existing shareholders as a dividend distribution.

                                  OSE, Inc.
                             Financial Statements
                        For the year ended June 30, 1999
                                     with
                               Auditor's Report

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
OSE, INC.
Santa Clara, California


We have audited the accompanying balance sheet of OSE, INC. (a California Corporation) as of June 30, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSE, INC. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ANNETTE A YU
-----------------
ANNETTE A YU, CPA

San Jose, California
November 18, 1999

                            OSE, Inc.
                     Statement of Cash Flows
                           (Unaudited)

ASSETS
  Current assets:
    Cash                                                 $933,828
    Accounts receivable, net of allowance for
      doubtful accounts of $155,600                     8,500,575
    Refundable income taxes                                12,227
    Prepaid expenses                                        9,925
    Deferred tax assets                                    77,000
                                                    --------------
      Total current assets                              9,533,555

  Investments                                           4,100,000

  Property and equipment, at cost                         204,528
    Less accumulated depreciation                        (122,073)
                                                    --------------
                                                           82,455

  Other assets                                              8,474
                                                    --------------
                                                      $13,724,484
                                                    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                  $10,250,563
    Salaries and wages                                    156,817
    Pension contributions                                 109,624
    Current maturities of long term debt                    2,689
                                                    --------------
      Total current liabilities                        10,519,693

  Long term debt, net of current portion                    2,863

  Deferred income taxes                                   178,100

  Shareholders' equity:
    Common stock, no par value; 1,000,000 shares
      authorized, 85,000 shares issued and
      outstanding                                         164,377
    Unrealized holding gain on investments                245,684
    Retained earnings                                   2,613,767
                                                    --------------
                                                        3,023,828
                                                    --------------
                                                      $13,724,484
                                                    ==============

See notes to financial statements

                         OSE, Inc.
                    Statement of Income
             For the year ended June 30, 1999

Revenues                                        $5,798,117
Cost of revenues                                 3,770,056
                                             --------------
  Gross profit (loss)                            2,028,061
                                             --------------
Operating expenses:
  Selling, general and administrative            1,784,133
                                             --------------
    Total operating expenses                     1,784,133
                                             --------------
    Income from operations                         243,928

Other income (expense)
  Interest and dividends income                     33,178
  Other income                                      13,611
                                             --------------
    Total other income (expense)                    46,789
                                             --------------
Income before income taxes and
  extraordinary item                               290,717
Income taxes                                       123,700
                                             --------------
    Income before extraordinary item               167,017

Extraordinary item                                  37,880
                                             --------------
    Net income                                    $204,897
                                             ==============

See notes to financial statements


                                  OSE, Inc.
                      Statement of Stockholders' Equity
                       For the year ended June 30, 1999

                                                       Unrealized
                         Common    Stock                 Gain on
                        ------------------  Retained     Equity
                         Shares   Amount    Earnings   Securities     Total
                        -------- --------- ----------- ----------- -----------
Balance at
  July 1, 1998           85,000  $164,377  $2,408,870     $87,074  $2,660,321

  Net income                                  204,897                 204,897

  Change in unrealized
    gain on equity
    securities, net                                       158,610     158,610
                        -------- --------- ----------- ----------- -----------
Balance at
  June 30, 1999          85,000  $164,377  $2,613,767    $245,684  $3,023,828
                        ======== ========= =========== ----------- ===========

See notes to financial statements

                             OSE, Inc.
                       Statement of Cash Flow
                  For the year ended June 30, 1999

Cash flows from Operating Activities:
  Net income                                            $204,897
  Adjustments to reconcile net income to net
    Cash provided (used) by operating activities:
      Depreciation and amortization                       30,191
      Loss from partnership                               60,702
      Gain on sale of investments                        (62,880)
      Deferred tax assets and liabilities                (50,200)
      Changes in items effecting operations:
        Accounts receivable, net                      (1,445,865)
        Inventories                                      170,578
        Prepaid expenses and other assets                 19,852
        Refundable income taxes                          195,754
        Accounts payable                               2,282,950
        Other accrued expenses                           180,119
                                                    -------------
          Net cash provided in operating activities    1,586,098
                                                    -------------
Cash flows from investing activities:
  Proceeds from sale of investments                      134,477
  Purchases of equipment                                 (24,289)
  Additional investments                              (1,094,202)
                                                    -------------
    Net cash used in investing activities               (984,014)
                                                    -------------
Cash flows from financing activities:
  Equipment lease payments                                (2,300)
                                                    -------------
    Net cash provided by financing activities             (2,300)
                                                    -------------
Net increase in cash                                     599,784

Cash at beginning of year                                334,044
                                                    -------------
Cash at end of year                                     $933,828
                                                    =============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                              $2,000
                                                    =============
    Income taxes                                        $107,700
Non-cash investing and financial activities:        =============
  Unrealized non-cash gains on investments-net          $158,610
                                                    =============

See notes to financial statements

                                   OSE, INC
                        NOTES TO FINANCIAL STATEMENTS
                                June 30, 1999

1.  Organization and summary of significant accounting policies
   -----------------------------------------------------------

   Organization
   ------------

   OSE, Inc. was incorporated in January, 1990. The Company is the North American sales, marketing and technical support organization for Orient Semiconductor Electronics, LTD, of Taiwan. Commissions are earned from the direct sales efforts in the "direct channel" for the semiconductor assembly and test service of Orient Semiconductor Electronics, LTD. of Taiwan. The customers are mainly US manufacturers of high-tech products such as video components, chip sets, graphics chips, logic components, etc.

   Cash
   ----

   Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents.

   Concentration of credit risk
   ----------------------------

   The Company at June 30, 1999 and periodically throughout the year has maintained balances in various operating and money market accounts in excess of federally insured limits.

   Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by placing deposits in credit worthy financial institutions. The Company's customer base is primarily in the high-technology industry and is affected by changes in that industry. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

   Inventories
   -----------

   Inventories are stated at the lower of cost (which approximates first-in, first-out) or market.

   Investments
   -----------

   Equity securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

   Revenue
   -------

   Revenue is recognized when equipment product is shipped to the customer.

   Management Estimates
   --------------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Depreciation and amortization
   -----------------------------

   Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are from three to ten years.

   Income taxes
   ------------

   Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

2.  Long-term debt
   --------------

   Long-term debt at June 30, 1999, consists of the following:

      Equipment lease payable, is due in monthly installment of $281, including interest, final payment due February, 2001, collateralized by a a copier with a net book value of $6,517

3.  Employee Benefit Plan
   ---------------------

   The Company has established a Simplified Employee Pension plan which is exempt from Federal income taxes. The Company, at the discretion of the Board of Directors, may contribute any amount up to 15% of the annual eligible compensation of participants in the plan from the current or accumulated earnings of the Company. The Company's contributions to the plan for the year ended June 30, 1999 were approximately $109,600. This contribution has yet to be funded and is included in accrued liabilities at June 30, 1999.

4.  Commitments
   -----------

   The Company leases its facility under an extended thirty-six months operating lease commencing January 17, 1990. Rent expenses for the current year was approximately $108,500. The minimum rental commitment for the lease is:

                         2000                 $  118,300
                         2001                    124,100
                         2002                     20,800
                                              ----------
                                              $  263,200
                                              ==========

5.  Common Stock
   ------------

   The Company was incorporated with an authorized capitalization of 1,000,000 shares of common stock. 45,000 outstanding shares are held exclusively by officers of the Company.

   Income taxes
   ------------

   The provision for income taxes consists of the following as of June 30,
1999:
         Current:
           Federal                             $  152,000
           State                                   46,900
                                               -----------
                                                  198,900
         Deferred:
           Federal                                (36,500)
           State                                  (13,700)
                                               -----------
                                                  (50,200)
                                               -----------
                                               $  148,700
                                               ===========

   Deferred taxes are provided for differences relating to depreciation and certain costs capitalized and reserves not deducted for federal and state income tax purposes.

   Reconciliation of the differences between income taxes computed at Federal statutory tax rate and provisions for income taxes are as follows:

        Income taxes computed at Federal
          statuary tax rate                        $  120,200
        State tax provision, net of
          Federal benefits                             22,000
        Permanent differences and other                 6,500
                                                   ----------
        Provision for income taxes                 $  148,700
                                                   ==========

   Deferred tax assets and liabilities recorded on the balance as of June 30, 1999, are as follows:

        Deferred tax assets
          Reserve for bad debt                     $   66,700
          California Franchise Tax                     10,300
                                                   ----------
                                                       77,000
                                                   ==========
        Deferred income taxes
          Depreciation                             $   14,300
          Unrealized gain on investments              163,800
                                                   ----------
                                                   $  178,100
                                                   ==========

7.  Related party transactions
   --------------------------

   The Company is a sales and supporting entity for its shareholder, Orient Semiconductor Electronics, LTD. of Taiwan (OSET). The major source of income of the Company is the commission income it earns based on the respective sales it makes for OSET.

   While the Company is responsible for the collection of accounts receivable, it has obtained certain guarantees from OSET for the risk of bad debt. It normally makes payments to OSET for the accounts payable after the collection of respective accounts receivable. Periodically, upon the request, the Company also purchases certain materials and components for OSET, and then sells these items to OSET at minimal profit.

   For year ended June 30, 1999 the Company earned approximately $1,925,000 commission from OSET based on its agent sales of approximately $43,012,000. The aggregated sales to OSET were approximately $3,879,000. At June 30, 1999, commission and accounts receivable from OSET was approximately $847,200. Amount due to OSET included in accounts payable was approximately 10,786,600.

   The Company sold approximately 67% (32%, 14%, 11%, and 10%) of its merchandise to four major customers. At June 30, 1999, accounts receivable from these customers were approximately $5,647,000.

8.  Subsequent event
   ----------------

   On October 29, 1999, Integrated Packaging Assembly Corporation (IPAC), a Delaware corporation, acquired all of the outstanding common stock of the Company with purchase price to be paid in shares of Integrated Packaging Assembly Corporation common stock. Immediately prior to the acquisition, the Company distributed certain assets with fair market value aggregated to approximately $ 4,209,000 to existing shareholders as dividend distribution.

                                  OSE, Inc.
                             Financial Statements
                        For the year ended June 30, 1998
                                     with
                               Auditor's Report

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
OSE, INC.
Santa Clara, California


We have audited the accompanying balance sheet of OSE, INC. (a California Corporation) as of June 30, 1998, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSE, INC. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ANNETTE A YU
-----------------
ANNETTE A YU, CPA

San Jose, California
November 18, 1999

                            OSE, Inc.
                          Balance Sheet
                          June 30, 1998

ASSETS
  Current assets:
    Cash                                                $334,044
    Accounts receivable                                7,054,710
    Inventories, at lower of cost or market              170,578
    Refundable income taxes                              207,981
    Prepaid expenses                                      30,227
    Deferred tax assets                                   30,700
                                                    -------------
      Total current assets                             7,828,240
                                                    -------------
  Investments                                          2,873,687

  Property and equipment, at cost                        180,239
    Less accumulated depreciation                        (91,882)
                                                    -------------
                                                          88,357

  Other assets                                             8,023
                                                    -------------
                                                     $10,798,307
                                                    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                  $7,967,613
    Pension contributions                                 86,322
    Current maturities of long term debt                     349
                                                    -------------
      Total current liabilities                        8,054,284
                                                    -------------
  Long term debt, net of current portion                   7,502

  Deferred income taxes                                   76,200

  Shareholders' equity:
    Common stock, no par value; 1,000,000 shares
      authorized, 85,000 shares issued and
      outstanding                                        164,377
    Unrealized holding gain on investments, net           87,074
    Retained earnings                                  2,408,870
                                                    -------------
                                                       2,660,321
                                                    -------------
                                                     $10,798,307
                                                    =============

See notes to financial statements

                        OSE, Inc.
                   Statement of Income
            For the year ended June 30, 1998

Revenues                                      $7,712,698
Cost of revenues                               4,946,056
                                             ------------
  Gross profit (loss)                          2,766,642
                                             ------------
Operating expenses:
  Selling, general and administrative          1,740,927
                                             ------------
    Total operating expenses                   1,740,927
                                             ------------
    Income from operations                     1,025,715

Other income (expense)
  Interest and dividends income                   76,604
  Loss from Aspen Venture                        (49,882)
                                             ------------
    Total other income (expense)                  26,722
                                             ------------
Income before income taxes                     1,052,437

Income taxes                                     439,500
                                             ------------
    Net income                                  $612,937
                                             ============

See notes to financial statements

                                  OSE, Inc.
                      Statement of Stockholders' Equity
                       For the year ended June 30, 1998

                                                       Unrealized
                           Common Stock                 Gain on
                        ------------------  Retained     Equity
                         Shares   Amount    Earnings   Securities     Total
                        -------- --------- ----------- ----------- -----------
Balance at
  July 1, 1997           85,000  $164,377  $1,795,933     $64,938  $2,025,248

  Net income                                  612,937                 612,937

  Change in unrealized
    gain on equity
    securities, net                                        22,136      22,136
                        -------- --------- ----------- ----------- -----------
Balance at
  June 30, 1998          85,000  $164,377  $2,408,870     $87,074  $2,660,321
                        ======== ========= =========== ----------- ===========

See notes to financial statements

                             OSE, Inc.
                       Statement of Cash Flow
                  For the year ended June 30, 1998

Cash flows from Operating Activities:
  Net income                                            $612,937
  Adjustments to reconcile net income to net
    Cash provided (used) by operating activities:
      Depreciation and amortization                       26,396
      Loss from partnership                               49,882
      Deferred tax assets and liabilities                 (1,700)
      Changes in items effecting operations:
        Accounts receivable, net                       4,367,680
        Inventories                                     (134,151)
        Prepaid expenses and other assets                (16,222)
        Accounts payable                              (4,506,329)
        Other accrued expenses                           (50,612)
        Accrued income taxes                            (186,174)
                                                    -------------
          Net cash provided in operating activities      161,707
                                                    -------------
Cash flows from investing activities:
  Purchases of equipment                                 (55,843)
  Additional investments                                (700,000)
                                                    -------------
    Net cash used in investing activities               (755,843)
                                                    -------------
Cash flows from financing activities:
  Additional lease obligations                             8,200
  Payment of lease obligations                              (349)
                                                    -------------
    Net cash provided by financing activities              7,851
                                                    -------------
Net decrease in cash                                    (586,285)

Cash at beginning of year                                920,329
                                                    -------------
Cash at end of year                                     $334,044
                                                    =============
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                $200
                                                    =============
    Income taxes                                        $627,800
Non-cash investing and financial activities:        =============
  Unrealized non-cash gains on investments-net           $22,136
                                                    =============

See notes to financial statements

                                    OSE, INC
                          NOTES TO FINANCIAL STATEMENTS
                                 June 30, 1998

1.  Organization and summary of significant accounting policies
   -----------------------------------------------------------

   Organization
   ------------

   OSE, Inc. was incorporated in January, 1990. The Company is the North American sales, marketing and technical support organization for Orient Semiconductor Electronics, LTD, of Taiwan. Commissions are earned from the direct sales efforts in the "direct channel" for the semiconductor assembly and test service of Orient Semiconductor Electronics, LTD. of Taiwan. The customers are mainly US manufacturers of high-tech products such as video components, chip sets, graphics chips, logic components, etc.

   Cash
   ----

   Cash equivalents are included in cash. The Company considers interest bearing investments due on demand as cash equivalents.

   Concentration of credit risk
   ----------------------------

   The Company at June 30, 1998 and periodically throughout the year has maintained balances in various operating and money market accounts in excess of federally insured limits.

   Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by placing deposits in credit worthy financial institutions. The Company's customer base is primarily in the high-technology industry and is affected by changes in that industry. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

   Inventories
   -----------

   Inventories are stated at the lower of cost (which approximates first-in, first-out) or market.

   Investments
   -----------

   Equity securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that Statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

   Revenue
   -------

   Revenue is recognized when product is shipped to the customer.

   Management estimates
   --------------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Depreciation and amortization
   -----------------------------

   Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are from three to ten years.

   Income taxes
   ------------

   Deferred income taxes are provided on the difference in earnings determined for tax and financial reporting purposes.

2.  Long-term debt
   --------------

   Long-term debt at June 30, 1998, consists of the following:

      Equipment lease payable, is due in monthly installment of $281, including interest, final payment due February, 2001, collateralized by a copier with a net book value of $8,217

3.  Employee benefit plan
   ---------------------

   The Company has established a Simplified Employee Pension plan which is exempt from Federal income taxes. The Company, at the discretion of the Board of Directors, may contribute any amount up to 15% of the annual eligible compensation of participants in the plan from the current or accumulated earnings of the Company. The Company's contributions to the plan for the year ended June 30, 1998 were approximately $86,300. This contribution has yet to be funded and is included in accrued liabilities at June 30, 1998.

4.  Commitments
   -----------

   The Company leases its facility under an extended thirty-six months operating lease commencing January 17, 1990. Rent expenses for the current year was approximately $ 42,000. The minimum rental commitment for the lease is:

                              1999                 $ 109,200
                              2000                   118,300
                              2001                   124,100
                              2002                    20,800
                                                   ---------
                                                   $ 372,400
                                                   =========

5.  Common stock
   ------------

   The Company was incorporated with an authorized capitalization of 1,000,000 shares of common stock. 45,000 outstanding shares are held exclusively by officers of the Company.

   Income taxes
   ------------

   The provision for income taxes consists of the following as of June 30,
1998:
            Current:
              Federal                              $ 343,700
              State                                   97,500
                                                   ----------
                                                     441,200
            Deferred:
              Federal                                 (2,000)
              State                                      300
                                                   ----------
                                                      (1,700)
                                                   ----------
                                                   $ 439,500
                                                   ==========

   Deferred taxes are provided for differences relating to depreciation and certain costs capitalized and reserves not deducted for federal and state income tax purposes.

   Reconciliation of the differences between income taxes computed at Federal statutory tax rate and provisions for income taxes are as follows:

         Income taxes computed at Federal
           statutory tax rate                           $ 358,000
         State tax provision, net of
           Federal benefits                                64,500
         Permanent differences and other                   17,000
                                                        ---------
                                                        $ 439,500
                                                        =========

Deferred tax liabilities recorded on the balance sheet as of June 30, 1998, are as follows:

        Deferred income taxes
          Depreciation                          $  18,200
          Unrealized gain on investments           58,000
                                                ---------
                                                $  76,200
                                                =========

7.  Related party transactions
   --------------------------

   The Company is a sales and supporting entity for its shareholder, Orient Semiconductor Electronics, LTD. of Taiwan (OSET). The major source of income of the Company is the commission income it earns based on the respective sales it makes for OSET.

   While the Company is responsible for the collection of accounts receivable, it has obtained certain guarantees from OSET for the risk of bad debt. It normally makes payments to OSET for the accounts payable after the collection of respective accounts receivable. Periodically, upon the request, the Company also purchases certain materials and components for OSET, and then sells these items to OSET at minimal profit.

   For year ended June 30, 1998 the Company earned approximately $2,613,000 commission from OSET based on its agent sales of approximately $58,290,000. The aggregated sales to OSET were approximately $5,078,600. At June 30, 1998, commission and accounts receivable from OSET was approximately $1,889,500. Amount due to OSET included in accounts payable was approximately $8,169,700.

   The Company sold approximately 47% of its merchandise to four major customers. At June 30, 1998, accounts receivable from these customers were approximately $4,082,000.

Item 7(b) PRO FORMA FINANCIAL INFORMATION
            -------------------------------

   On October 29, 1999, Integrated Packaging Assembly Corporation ("IPAC") purchased all of the outstanding shares of OSE, Inc. ("OSEI") in a stock for stock exchange. As a result of the transaction, each outstanding share of OSEI Common Stock was exchanged for 304.8246 shares of IPAC's Common Stock and an aggregate of 25,910,000 shares of Common Stock were issued by IPAC.

   The unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of OSEI by IPAC under the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines IPAC's unaudited consolidated balance sheet at October 3, 1999 and OSEI's unaudited consolidated balance sheet at September 30, 1999 as if the acquisition had occurred on October 3, 1999.

   The unaudited pro forma condensed combined consolidated statements of operations combine the historical results of operations of IPAC and OSEI for the twelve months ended December 31, 1998 and the nine months ended October 3, 1999 giving effect to the acquisition as if it had occurred at January 1, 1998.

   The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results of financial position that would have occurred had the acquisition been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

   The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the historical audited and unaudited financial statements of IPAC, including the notes thereto, and the audited historical financial statements of OSEI, including the notes thereto.

                                IPAC and OSEI
          Pro Forma Condensed Combined Consoloidated Balance Sheet
                                 (Unaudited)
                      (In thousands, except share data)

                                Historical Historical  Pro Forma   Pro Forma
                                   IPAC       OSEI    Adjustments   Combined
                                  (as of     (as of
                                 10/3/99)   9/30/99)
                                ---------- ---------- ----------- -- --------
ASSETS
  Current assets:
    Cash and cash equivalents      $1,652     $1,002                  $2,654
    Accounts receivable, net        2,716     16,556                  19,272
    Inventory                       1,014          -                   1,014
    Prepaid expenses and other
      other assets                    742         23                     765
    Deferred tax assets                 -         32         (32)(a)       -
                                ---------- ---------- -----------   ---------
      Total current assets          6,124     17,613         (32)     23,705
  Property and equipment, net      10,950        103           0      11,053
  Long term investments                 -      4,207      (4,207)(c)       -
  Intangibles                           -          -       5,772 (a)   5,772
  Other assets                        142         10                     152
                                ---------- ---------- -----------   ---------
      Total assets                 17,216     21,933       1,533      40,682
                                ========== ========== ===========   =========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
  Current liabilities:
    Bank debt                      15,195          -                  15,195
    Accounts payable                1,737     18,351                  20,088
    Accrued expenses and
      other liabilities             2,888        247         390 (a)   3,505
                                ---------- ---------- -----------    --------
      Total liabilities            19,820     18,598         390      38,788

  Deferred income taxes                 -        180                     180
  Deferred gain on sale of
    facilities                      1,145          -                   1,145
  Series A mandatorily
    redeemable convertible          5,100          -                   5,100
    preferred stock
  Stockholders' equity:
    Common stock                   50,056        164       4,318 (d)  54,374
                                                            (164)(d)
    Unrealized holding gain
      on investments                    -        250        (250)(c)       -
    Accumulated retained
      earnings (deficits)         (58,905)     2,761      (3,977)(c) (58,905)
                                                           1,216 (d)
                                ---------- ---------- -----------    --------
      Total stockholders'
        equity                    (8,8,49)     3,175       1,143      (4,531)
                                ---------- ---------- -----------    --------
      Total liabilities and
        stockholders' equity      $17,216    $21,933      $1,533     $40,682
                                ========== ========== ===========   =========

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

                                IPAC and OSEI
      Pro Forma Condensed Combined Consolidated Statement of Operations
                                 (Unaudited)
                     (In thousands, except per share data)
                         Year Ended December 31, 1998

                                Historical Historical  Pro Forma    Pro Forma
                                   IPAC       OSEI    Adjustments   Combined
                                ---------- ---------- -----------   ---------
Revenues                          $23,281     $8,093     ($6,022)(f) $25,352
Cost of revenues                   29,114      5,860      (5,886)(f)  29,088
                                ---------- ---------- -----------   ---------
  Gross profit (loss)              (5,833)     2,233        (136)     (3,736)

Operating expenses:
  Selling, general and
    administrative                  4,068      1,732         725 (b)   6,525
  Research and development          1,101          -                   1,101
  Provision for impairment
    of assets                      18,200          -                  18,200
                                ---------- ---------- -----------   ---------
    Total operating expenses       23,369      1,732         725      25,826
                                ---------- ---------- -----------   ---------
Operating profit (loss)           (29,202)       501        (861)    (29,562)

Interest and other income           1,209         45                   1,254
Interest  and other expense        (1,783)       (50)                 (1,833)
    Total interest and other
                                ---------- ---------- -----------   ---------
      income (expense)               (574)        (5)                   (579)
                                ---------- ---------- -----------   ---------
Operating income (loss)
  before taxes                    (29,776)       496        (861)    (30,141)
Income taxes                            -        209        (209)(e)       -
Extraordinary item                      -         38                      38
                                ---------- ---------- -----------   ---------
Net income (loss)                ($29,776)      $325       ($652)   ($30,103)
                                ========== ========== ===========   =========
Per share data:
    Basic and diluted              ($2.12)

Number of shares used to
  compute per share data
    Basic and diluted              14,046

Pro forma per share data:
    Basic and diluted                                                 ($0.75)

Pro forma number of shares
  used to compute per share
  data
    Basic and diluted                                                 39,956


See accompanying notes to unaudited pro form condensed combined consolidated financial information.

                                IPAC and OSEI
      Pro Forma Condensed Combined Consolidated Statement of Operations
                                 (Unaudited)
                    (In thousands, exept per share data)
                      Nine Months Ended October 3, 1999

                                Historical Historical  Pro Forma    Pro Forma
                                   IPAC       OSEI    Adjustments   Combined
                                ---------- ---------- -----------   ---------
Revenues                          $11,836     $3,729     ($2,006)(f) $13,559
Cost of revenues                   17,039      1,935      (1,934)(f)  17,040
                                ---------- ---------- -----------   ---------
  Gross profit (loss)              (5,203)     1,794         (72)     (3,481)

Operating expenses:
  Selling, general and
    administrative                  2,917      1,499         544 (b)   4,955
  Research and development            528          -                     528
                                ---------- ---------- -----------   ---------
    Total operating expenses        3,445      1,499         544       5,483
                                ---------- ---------- -----------   ---------
Operating profit (loss)            (8,648)       300        (616)     (8,964)

Interest and other income              59        105                     164
Interest and other expenses        (1,207)       (61)                 (1,268)
                                ---------- ---------- -----------   ---------
    Total interest and other
      income (expense)             (1,148)        44                  (1,104)
                                ---------- ---------- -----------   ---------
Operating income (loss)
  before taxes                     (9,796)       344        (616)    (10,068)
Income taxes                            -        137        (137)(e)       -
                                ---------- ---------- -----------   ---------
Operating income (loss) before
   extraordinary gain and
   preferred stock dividends       (9,796)       207        (479)    (10,068)
Extraordinary gain                  2,047          -                   2,047
                                ---------- ---------- -----------   ---------
Income (loss) before
  preferred stock dividends        (7,749)       207        (479)     (8,021)
Preferred stock dividend              227          -                     227
Deemed dividend on preferred
  stock                             6,800          -           -       6,800
                                ---------- ---------- -----------   ---------
Net income (loss) applicable
  to common stockholders         ($14,776)      $207       ($479)   ($15,048)
                                ========== ========== ===========   =========
Per share data:
    Basic and diluted              ($0.84)
Number of shares used to
  compute per share data
    Basic and diluted              17,511
Pro forma per share data:
    Basic and diluted                                                 ($0.35)
Pro forma number of shares
  used to compute per share
  data
    Basic and diluted                                                 43,421


See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
INFORMATION

NOTE 1.   PRO FORMA ADJUSTMENTS

   The following adjustments were applied to the historical condensed financial statements to arrive at the pro forma condensed combined consolidated financial statements.

   (a) On October 29, 1999 IPAC completed its acquisition of OSEI. The acquisition was accounted for using the purchase method. The following represents the allocation of the estimated purchase price over the historical net book values of the acquired assets and liabilities of OSEI at September 30, 1999, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values and will be based on the acquired assets and liabilities as of the acquisition date.

         Purchase price                               $     4,318
         Estimated acquisition costs                          390
                                                      ------------
                                                      $     4,708
                                                      ============

         Current other assets                         $    17,591
         Property and equipment                               103
         Intangible assets                                  5,772
         Liabilities assumed                              (18,758)
                                                      ------------
                                                      $     4,708
                                                      ============

         As part of purchase price allocation a valuation allowance of $32 was raised against the deferred tax asset.

   (b) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over a period of 12 months for the year ended December 31, 1998 and 9 months for the period ended October 3, 1999. The intangibles are being amortized as follows:

         Intangible Asset                Amount             Economic
                                                          Useful Life
         ----------------               --------          -----------
         Assembled Workforce            $    280             3 years
         Distribution Agreement            3,557            10 years
         Goodwill                          1,935             7 years
                                        --------
                                        $  5,772
                                        ========

         The amortization of these intangible assets for year ended December 31, 1998 and the nine months ended October 3, 1999 was $725 and $544.

   (c) A condition of the closing of the acquisition was that OSEI had to have declared and paid a dividend to its shareholders of its investments. These were recorded at $4,207 on September 30, 1999. OSEI had an unrealized holding gain on the investments of $250. This adjustment reflects the dividend having occurred on September 30, 1999.

   (d) Reflects the issuance of common shares of IPAC to the previous shareholders of OSEI.

   (e) Reflects the adjustment to remove tax balances due to the utilization of IPAC's net operating losses.

   (f) OSEI had an arrangement under which it supplied goods to Orient Semiconductor Electronics, Limited ("OSE"), a public Taiwanese company. As a result, it recorded revenues of $6,022 and $2,006 in the year ended December 31, 1998 and the nine months ended September 30, 1999. Pro forma adjustments to exclude these revenues and associated cost of revenues were made as the contract had ceased when IPAC acquired OSEI.